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                                                                    Exhibit J(5)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 13, 2000 and to all references to our firm included in or made a part of this Post Effective Amendment No. 47 to the Registration Statement of the Firstar Funds, Inc. (Registration Number 811-5380).


/s/ McCurdy & Associates
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McCurdy & Associates CPA's, Inc,
December 6, 2000